UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 12, 2005

www.bmhc.com

Building Materials Holding Corporation

Delaware	000-23135	91-1834269
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Embarcadero Center, Suite 3250, San Francisco, CA 94111

(415) 627-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Election of Directors

On September 12, 2005 our Board of Directors appointed Dr. Eric S. Belsky and Mr. Norman J. Metcalfe to the Board of Directors.  These appointments increased our Board of Directors to ten and were based on the recommendation of the Nominating and Corporate Governance Committee.

Dr. Eric Belsky as well as his immediate family members were not previously employed and are not employed by us.  Also, Dr. Belsky and his immediate family members have not received any payments in excess of $60,000 from us.  Other than the appointment and the related compensation for this board service, there is no arrangement or understanding between Dr. Belsky and any other persons pursuant to which he was appointed as a director.

Dr. Belsky will serve on the Audit Committee and the Nominating and Corporate Governance Committee of the Board of Directors.

Norman Metcalfe as well as his immediate family members were not previously employed and are not employed by us.  Also, Mr. Metcalfe and his immediate family members have not received any payments in excess of $60,000 from us.  Other than the appointment and the related compensation for this board service, there is no arrangement or understanding between Mr. Metcalfe and any other persons pursuant to which he was appointed as a director.

Mr. Metcalfe will serve on the Audit Committee and the Finance Committee of the Board of Directors.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits

Exhibit
Number	Description

99.1	News release dated September 15, 2005

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Building Materials Holding Corporation

Date: September 16, 2005	/s/ Paul S. Street
Paul S. Street
Senior Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary

Exhibit Index

Exhibit
Number	Description

99.1	News release dated September 15, 2005